UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2025
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FGI Industries Ltd.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-41207	98-1603252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
906 Murray Road
East Hanover, NJ 07936
(Address of principal executive offices) (Zip Code)
(973) 428-0400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Company’s Annual General Meeting of Shareholders held on May 28, 2025, the Company’s shareholders voted on the following matters:
1.Election of 5 directors of the Company:

Nominee	For	Against	Abstain	Broker Non-Votes
David Bruce	7,752,385	0	22,484	843,690
John Chen	7,007,416	0	767,453	843,690
Todd Heysse	7,753,535	0	21,334	843,690
Kellie Zesch Weir	7,752,389	0	22,480	843,690
Anagha Apte	7,752,539	0	22,330	843,690
2.Approval of a proposal to allow the Company’s board of directors to effect one or more reverse share splits of all the Company’s ordinary shares by consolidating them at a ratio of not less than 1 for 2 and not more than 1 for 15, with the exact ratio to be set at a whole number within this range to be determined by the Company’s board of directors, or any duly constituted committee thereof, at any time after approval by the shareholders, and to authorize the board of directors to implement any such reverse share split at its discretion.

For	Against	Abstain	Broker Non-Votes
8,435,359	169,972	13,228	—
3.Ratify, in a non-binding advisory vote, the appointment of CBIZ CPAs, P.C. as the Company's independent auditor for the year ending December 31, 2025, and authorize the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor:

For	Against	Abstain	Broker Non-Votes
8,501,120	113,539	3,900	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGI Industries Ltd.

Dated: May 28, 2025	By:	/s/ John Chen
John Chen
Executive Chairman